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                                                                    EXHIBIT 10qq

       FORM OF BELLSOUTH CORPORATION STOCK AND INCENTIVE COMPENSATION PLAN

                        2006 RESTRICTED STOCK UNIT AWARD
                        (WITH DIVIDEND EQUIVALENT RIGHTS)

                              TERMS AND CONDITIONS


         1. General. These Terms and Conditions constitute a part of the Restricted Stock Unit Award Agreement (this "Agreement") pursuant to which the Employee is granted Restricted Stock Units under the BellSouth Corporation Stock and Incentive Compensation Plan (the "Award").

         2. Vesting.

                  (a) Vesting Schedule. Subject to earlier forfeiture as provided in Paragraph 2(e) of this Agreement, the Employee's interest in the Restricted Stock Units shall vest in accordance with the vesting schedule applicable to this Award (as set forth in the individual grant terms applicable to the Employee under this Agreement).

                  (b) Retirement. In the event of a termination of the Employee's employment with BellSouth or any Subsidiary, or any employer described in Paragraph 7 (also referred to in this Agreement as a "Subsidiary"), by reason of retirement which entitles the Employee to a service pension or service benefit under the terms of the BellSouth Personal Retirement Account Pension Plan or the BellSouth Supplemental Executive Retirement Plan, respectively, or a retirement pension under any alternative plan maintained by the Employee's employer which BellSouth determines to be comparable to such a service pension or service benefit, and not for "Cause" (as defined in the Plan), a prorated number of the Restricted Stock Units in this Award will vest. The number of Restricted Stock Units so vested shall equal (i) the product of (x) the number of Restricted Stock Units in this Award multiplied by (y) a fraction, the numerator of which is the number of whole and partial calendar months elapsed between the Grant Date and the date of the Employee's retirement and the denominator of which is the number of whole and partial calendar months between the Grant Date and the final vesting date reflected in the vesting schedule applicable to this Award, minus (ii) the number of Restricted Stock Units that vested prior to the date of the Employee's retirement in accordance with the vesting schedule described in Paragraph 2(a) above.

                  (c) Change in Control. The Restricted Stock Units also will vest (in full) upon any earlier termination of employment with BellSouth or any Subsidiary (without transfer to or reemployment by BellSouth or any other Subsidiary) within two (2) years after the occurrence of a Change in Control (as defined in the Plan), unless such termination is (i) by BellSouth or a Subsidiary for "Cause" (as defined in the Plan) or (ii)



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         by the Employee other than for "Good Reason" (as defined in the Plan).
         Notwithstanding the immediately preceding sentence, if the Employee has entered into (or, after the Grant Date, enters into) a separate agreement with BellSouth or a Subsidiary providing special terms in the event of a change in corporate control, and such agreement includes definitions of cause or good reason (or both) different from the definitions of such terms in the Plan, the definitions of those terms in such other agreement shall be used for purposes of this Paragraph 2(c).

                  (d) Death or Disability. The Restricted Stock Units also will vest (in full) upon any earlier termination of employment by the Employee with BellSouth or any Subsidiary by reason of (i) death or
         (ii) "Disability" (as defined in the Plan).

                  (e) Forfeiture. Unless the Administrator shall determine otherwise, any unvested Restricted Stock Units shall be forfeited if the Employee terminates employment with BellSouth and its Subsidiaries, other than in a manner described in Paragraph 2(b), 2(c) or 2(d) above and before the Restricted Stock Units have fully vested under this Paragraph 2. For purposes of this Agreement, if the Employee participates in the BellSouth Transitional Leave of Absence Program for Management Employees, or any successor plan or program, the Employee will be deemed to have terminated employment upon the commencement of transitional leave.

         3. Settlement of Restricted Stock Units. Each Restricted Stock Unit, upon vesting, shall entitle the Employee to one Share. Settlement of the vested Restricted Stock Units shall occur not later than 30 days following the date on which a Restricted Stock Unit vests. Shares delivered in settlement of the Restricted Stock Units shall be evidenced by book entry registration or by a certificate registered in the name of the Employee.

         4. Dividend, Voting and Other Rights. The Employee shall have no dividend, voting or other rights of a shareholder with respect to any Shares underlying the Restricted Stock Units in respect of the period prior to the time, if any, that Shares are delivered to the Employee in settlement thereof. Notwithstanding the immediately preceding sentence, however, this Agreement includes one Dividend Equivalent Right for each Restricted Stock Unit granted pursuant to this Agreement. Each Dividend Equivalent Right represents the right to receive an amount of cash or property equal to all cash or property paid or distributed in respect of the Share represented by the Restricted Stock Unit to which the Dividend Equivalent Right relates. Cash representing the regular cash dividends to which the Employee is entitled pursuant to the preceding sentence shall be paid not later than March 15th of the calendar year following the calendar year in which such regular cash dividends are paid. All shares of capital stock or other securities issued in respect of or in substitution of any Shares represented by the Restricted Stock Units not vested hereunder, whether by BellSouth or by another issuer, any cash or other property received on account of a redemption of such Shares or with respect to such Shares upon the liquidation, sale or merger of BellSouth, and any other distributions with respect to such Shares, with the exception of regular cash dividends, shall remain subject to the terms and conditions of this Agreement, shall vest and be paid or delivered (without interest) in the event that the related Restricted Stock Units become vested and shall be forfeited in the event that the related Restricted Stock Units are forfeited. The Dividend Equivalent Rights granted pursuant to this Agreement shall expire without further action at the time that
(i) Shares are delivered to the



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Employee in settlement of the related Restricted Stock Units or (ii) the related
Restricted Stock Units are forfeited.

         5. Transferability. The Restricted Stock Units granted pursuant to this Agreement may not be sold, transferred or otherwise disposed of and may not be pledged or otherwise hypothecated.

         6. Employment and Termination. Neither the Plan nor this Agreement shall give the Employee the right to continued employment by BellSouth or by any Subsidiary or shall adversely affect the right of any such company to terminate the Employee's employment with or without cause at any time.

         7. Certain Employment Transfers. In the event that the Employee is transferred to any company or business in which BellSouth directly or indirectly owns an interest but which is not a "Subsidiary" as defined in the Plan, then the Employee shall not be deemed to have terminated his or her employment under this Agreement until such time, if any, as the Employee terminates employment with such organization and, if applicable, fails to return to BellSouth or a Subsidiary in accordance with the terms of the Employee's assignment, or the Employee otherwise fails to meet the terms of the Employee's assignment, at which time the Employee's deemed termination of employment shall be treated in the same manner as a termination of employment from BellSouth or a Subsidiary under this Agreement.

         8. Tax Withholding. BellSouth or any Subsidiary shall have the right to withhold from any payment to the Employee, require payment from the Employee, or take such other action which such company deems necessary to satisfy any income or other tax withholding or reporting requirements arising from this Award of Restricted Stock Units, and the Employee shall provide to any such company such information, and pay to it upon request such amounts, as it determines are required to comply with such requirements.

         9. Compliance with Applicable Law. BellSouth shall not be obligated to issue any Shares or other securities or property pursuant to this Agreement if the issuance thereof would result in a violation of any applicable federal and state securities laws.

         10. Interpretation. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Administrator, acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine reasonably and in good faith any questions that arise in connection with this Agreement, and any such determination shall be final, binding and conclusive on all employees and other individuals claiming any right under the Plan. The failure of BellSouth or the Employee to insist upon strict performance of any provision hereunder, irrespective of the length of time for which such failure continues, shall not be deemed a waiver of such party's right to demand strict performance at any time in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation or provision hereunder shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation hereunder.



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         11. Severability. Each provision of this Agreement shall be considered separable. The invalidity or unenforceability of any provision shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         12. Jurisdiction and Venue. Acceptance of this Agreement shall be deemed to constitute the Employee's consent to the jurisdiction and venue of the Superior Court of Fulton County, Georgia, and the United States District Court for the Northern District of Georgia for all purposes in connection with any suit, action, or other proceeding relating to this Agreement, including the enforcement of any rights under this Agreement and any process or notice of motion in connection with such situation or other proceeding may be serviced by certified or registered mail or personal service within or without the State of Georgia, provided a reasonable time for appearance is allowed.

         13. Miscellaneous.

                  (a) The Employee's rights under this Agreement can be modified, suspended or canceled only in accordance with the terms of the Plan.

                  (b) This Agreement shall be subject to the applicable provisions, definitions, terms and conditions set forth in the Plan, all of which are incorporated by this reference in this Agreement and, unless defined in this Agreement, any capitalized terms in this Agreement shall have the same meaning assigned to those terms under the Plan.

                  (c) The Plan and this Agreement shall be governed by the laws of the State of Georgia.



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